SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF THE
                   SECURITIES EXCHANGE ACT OF 1934



Date  of  report  (Date  of  earliest  event   reported): February 19, 1997

                        ASCENT ENTERTAINMENT GROUP, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                         0-27192                  52-1930707
(State or other jurisdiction of   (Commission         (I.R.S. Employer
incorporation or organization) File No.)       Identification No.)

                         One Tabor Center
                       1200 Seventeenth Street, Suite 2800
                             Denver, Colorado 80202
                    (Address of principal executive offices)

                           (303) 626-7000
        (Registrant's telephone number, including area code)

Item 5.     Other Events

On February 19, 1997, Ascent Entertainment Group, Inc. ("Ascent" or the "Company") issued a press release reporting its fourth quarter 1996 and fiscal year 1996 financial results. A copy of the release is attached hereto as Exhibit 20 and incorporated herein by reference.


Item 7.     Financial Statements and Exhibits

       (c) Exhibits (listed according to the number assigned in Item 601 of Regulation S-K)


       Exhibit No.                                   Description

            20                            Press Release dated February 19, 1997

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        Ascent Entertainment Group, Inc.



                             By:/s/ Arthur M. Aaron
                                 Arthur M. Aaron
              Vice President, Business and Legal Affairs

Date: February 20, 1997

                                Exhibit Index

Exhibit
  No.                                        Description
  20                          Press Release of Ascent Entertainment Group, Inc.
                              dated February 19, 1997

                                      MORE


           Ascent Reports Fourth Quarter and 1996 Results




For Immediate Release:
Wednesday, February 19, 1997
Contact:   Media                                      Investors
           Paul Jacobson       Karen Amrhine          Jim Cronin
           Ascent              Sard, Verbinnen & Co.  Ascent
           303.626.7060        212.687.8080           303.626.7010

Denver, Colo. -- Ascent Entertainment Group, Inc. (NASDAQ:GOAL) today reported revenues for 1996 of $258.1 million, an increase of 28 percent over revenues of $201.8 million for 1995, and revenues for the fourth quarter of 1996 of $91.6 million, an increase of 53 percent over 1995 fourth quarter revenues of $59.7 million. Revenues for both 1996 periods include $21.4 million in revenues from the SpectraVision, Inc. assets acquired by Ascent's 57 percent-owned subsidiary, On Command Corporation (On Command), in October 1996. The increase in revenues for 1996 is also attributable to higher revenues at On Command, excluding SpectraVision, and a full year of revenues for the Colorado Avalanche. These increases in revenue were partially offset by the absence of 1996 revenues from the Company's Satellite Cinema operations, which were terminated in December 1995, and lower revenues at the Denver Nuggets, primarily the absence of NBA expansion fees recognized in 1995.
      "In 1996 we accomplished our goal of continuing to create value in each of our businesses," said Charlie Lyons, president and CEO of Ascent. "We were disciplined in the way we executed, in that we did not experience a significant negative impact on our short term results. A major accomplishment for Ascent was the acquisition of Spectravision, which positioned us as the unquestioned leader in the hospitality industry in-room entertainment business, increasing our room base at On Command by over 450,000 rooms.
      "Our acquisition and relocation of the Colorado Avalanche went smoothly and in 1996 we brought the state of Colorado its first major professional sports championship," Lyons added. "We are working to reach an agreement that would result in a new arena in Colorado. At Beacon, we entered into a 20-film distribution deal with Universal Pictures, Inc. In addition, we produced three films which are expected to be released in 1997 through Columbia Pictures and The Walt Disney Company. Finally, at our Ascent Network Services subsidiary we were awarded the partial digital upgrade contract with MS-NBC, further strengthening our relationship with NBC."
      Ascent's earnings before interest, taxes, depreciation and amortization (EBITDA) for 1996 decreased 18 percent, from $37.2 million in 1995 to $30.5 million in 1996, the 1995 amount having been restated as described further below. Ascent's EBITDA for the fourth quarter of 1996 decreased $3.6 million, or 105 percent, from $3.4 million in the fourth quarter 1995, as restated.
Excluding approximately $6.7 million in charges at On Command which decreased EBITDA and which On Command believes are one-time in nature, EBITDA for the year would have stayed constant at $37.2 million, and EBITDA for the fourth quarter of 1996 would have increased 91 percent to $6.5 million.

ASCENT 4TH QUARTER/YEAR-END RESULTS

FEBRUARY 19, 1997 -- PAGE 7



                                      MORE

      Ascent reported a net loss for fiscal year 1996 of $36.0 million, or a loss of $1.21 per share. This loss compares to a net loss for 1995 of $21.0 million, as restated, or a loss of $0.87 per share. For the fourth quarter of 1996, Ascent reported a net loss of $19.0 million, or a loss of $0.64 per share, compared to a net loss in the fourth quarter of 1995 of $7.9 million, as restated, or a loss of $0.32 per share. The increased net loss for the year and the quarter is primarily attributable to increased losses at the Denver Nuggets and, to a lesser extent, losses at On Command in the fourth quarter of 1996. Excluding the one-time charges of $8.7 million ($6.7 million of which affected EBITDA) at On Command in the fourth quarter, the Company's 1996 net loss would have been $31.0 million, and the net loss for the fourth quarter of 1996 would have been $14.0 million.
      In a filing with the Securities and Exchange Commission today, the Company restated its 1995 financial statements. The restatement increased the 1995 net loss from $19.5 million, or a loss of $0.80 per share, to $21.0 million, or a loss of $0.87 per share. The restatement also had the affect of decreasing
EBITDA from $40.8 million to $37.2 million for 1995 and from $7.0 million to $3.4 million for the fourth quarter of 1995. The restatement resulted from the Company's determination that certain adjustments related to film inventory and a film distribution agreement should be made to the 1995 financial statements.


MultiMedia Distribution
      Fourth quarter 1996 revenues for this segment, which includes On Command and Ascent Network Services, were $61.0 million, up 81 percent from $33.8 million in the comparable 1995 period. Excluding revenues of $4.5 million from Satellite Cinema in the fourth quarter of 1995 and $21.4 million from SpectraVision in the fourth quarter of 1996, MultiMedia Distribution segment revenues increased $10.3 million in the fourth quarter of 1996 over the fourth quarter of 1995. This increase is primarily attributable to the growth from 361,000 installed on-demand rooms as of December 31, 1995 to 466,000 at December 31, 1996 and growth in revenues at Ascent Network Services due in part to revenues earned under the MS-NBC partial digital upgrade.
      For 1996, MultiMedia Distribution segment revenues were $168.0 million versus $135.8 million in 1995, an increase of 24 percent. Excluding the 1995 Satellite Cinema revenues of $24.5 million and 1996 SpectraVision revenues of $21.4 million, MultiMedia Distribution segment revenues increased $35.3 million, or 32 percent, again primarily attributed to the growth in installed rooms during 1996 and increased revenues at Ascent Network Services.
      Fourth Quarter EBITDA for the segment was $8.0 million, down 41 percent from $13.6 million in the fourth quarter of 1995. Excluding the $6.7 million of one-time charges at On Command which affected EBITDA, the segment's EBITDA for the fourth quarter of 1996 would have increased by 8 percent to $14.7 million.
      MultiMedia Distribution segment EBITDA for 1996 was $52.5 million versus $48.3 million in 1995, an increase of 9 percent. Excluding the $6.7 million of one-time charges at On Command which affected EBITDA, the segment's EBITDA for 1996 would have increased by 23 percent to $59.2 million.
      The MultiMedia Distribution segment reported an operating loss for the fourth quarter of 1996 of $14.4 million compared to operating income of $1.6 million in the fourth quarter of 1995. For 1996, the segment reported an operating loss of $9.7 million versus an operating loss of $8.0 million in 1995. Excluding the $8.7 million in one time charges at On Command, $6.7 million of which affected EBITDA, the 1996 operating loss for the segment would have been $1 million.
      As of December 31, 1996, On Command's room installation base was 918,000 rooms consisting of 466,000 On Command Video rooms and 452,000 SpectraVision rooms. The total number of on-demand rooms was 710,000. The number of scheduled pay-per-view rooms was 208,000. One year earlier, On Command Video had total installed rooms of 361,000, all of them on-demand.


Entertainment
      Fourth quarter 1996 revenues for this segment, which includes the NHL Stanley Cup Champion Colorado Avalanche, the NBA Denver Nuggets and Beacon Communications, were $30.6 million, versus $25.9 million one year earlier, an increase of 18 percent. This increase is principally due to additional home games played by the Avalanche in the fourth quarter of 1996 as compared to 1995, combined with a ticket price increase for the 1996-97 hockey season. While the Nuggets also played additional home games in the fourth quarter of 1996 as compared to 1995 and raised ticket prices, these factors were offset by lower ticket revenues due to reduced attendance. In addition, during the fourth quarter of 1996, Beacon had no movie releases and generated minimal revenues from prior movie releases.
      For 1996, Entertainment Segment revenues were $90.1 million, a 37 percent increase over 1995 revenues of $66 million, primarily as a result of revenues from the Avalanche. The Avalanche, acquired in July 1995, reflected no revenues in the first half of 1995 as compared to $23.5 million for the first six months of 1996. The increased Avalanche revenues were partially offset by lower revenues at the Nuggets, primarily attributable to the absence of $9.2 million in NBA expansion fees recognized in 1995, and by lower revenues at Beacon.
             The Entertainment Segment's $9.3 million operating loss for the fourth quarter of 1996 compares to an $11.2 million loss in the fourth quarter of 1995. The segment reported a 1996 operating loss of $24.8 million compared to a loss of $9.4 million in 1995 as restated. This increased loss is primarily attributable to increased operating losses incurred by the Nuggets, primarily attributable to the absence of the $9.2 million in NBA expansion fees previously discussed.

Other
      Interest expense for 1996 was $10.7 million compared to $800,000 in 1995. This increase is attributable to borrowings incurred in conjunction with Ascent's initial public offering in December 1995 and the additional borrowings incurred during 1996 for capital expenditures and other investment requirements, including assumption of debt in connection with the SpectraVision acquisition. In conjunction with the SpectraVision transaction, the Company and On Command each obtained new credit agreements with a bank. The Company recorded an extraordinary loss of $334,000, net of taxes, in the fourth quarter of 1996 in connection with the extinguishment of its previous credit facility with its former lender.
      The Company's effective tax rate in the fourth quarter of 1996 declined to 15 percent as compared to an effective rate of 35 percent in the fourth quarter of 1995. On an annual basis, the effective rate declined to 22 percent in 1996 from 32.5 percent in 1995. These declines in the Company's effective tax rate are primarily attributable to the losses incurred by On Command during the fourth quarter of 1996, in which no tax benefit was recognized due to uncertainties regarding the recoverability of these tax losses.
      Ascent Entertainment Group's principal business is providing interactive entertainment and information services through its majority-owned subsidiary On Command Corporation (NASDAQ:ONCO). Ascent owns and operates additional entertainment-related businesses, including the NHL Stanley Cup Champion Colorado Avalanche, NBA Denver Nuggets and Beacon Communications, a motion picture and television production company.
                                 ###
For a menu of Ascent Entertainment Group's news releases available by fax 24 hours (no charge) or to retrieve a specific release, please call 1-800-758-5804, ext. 152850, or access the address http://www.prnewswire.com on the internet.



                       ASCENT ENTERTAINMENT GROUP, INC.
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                    UNAUDITED
                   (in millions, except per share amounts)
--------------------------------------------------------------------
                            Three Months Ended  Twelve Months Ended
--------------------------------------------------------------------
--------------------------------------------------------------------
                                 Dec. 31              Dec. 31
                                 -------              -------
--------------------------------------------------------------------
--------------------------------------------------------------------
                             1996       1995      1996      1995
--------------------------------------------------------------------
--------------------------------------------------------------------

--------------------------------------------------------------------
--------------------------------------------------------------------
Revenues                     $91.6     $59.7     $258.1    $201.8
--------------------------------------------------------------------
--------------------------------------------------------------------
Operating Expenses           91.8       56.3      227.6     164.6
--------------------------------------------------------------------
--------------------------------------------------------------------
Depreciation and             25.6       14.9      74.8      53.7
amortization
--------------------------------------------------------------------
--------------------------------------------------------------------
Provision for                 0.0       0.0        0.0      10.9
                              ---       ---        ---      ----
Restructuring
--------------------------------------------------------------------
--------------------------------------------------------------------
Operating Loss              (25.8)     (11.5)    (44.3)    (27.4)
--------------------------------------------------------------------
--------------------------------------------------------------------
Interest expense             (4.8)     (0.4)     (10.7)     (0.8)
--------------------------------------------------------------------
--------------------------------------------------------------------
Other income (expense),       0.1      (0.2)       0.5      (2.0)
                              ---      -----       ---      -----
net
--------------------------------------------------------------------
--------------------------------------------------------------------
Loss before taxes,          (30.5)     (12.1)    (54.5)    (30.2)
minority
    interest &
extraordinary loss
--------------------------------------------------------------------
--------------------------------------------------------------------
Income tax benefit            4.7       4.3       12.0       9.8
                              ---       ---       ----       ---
--------------------------------------------------------------------
--------------------------------------------------------------------
Loss before minority        (25.8)     (7.8)     (42.5)    (20.4)
interest and
    extraordinary loss
--------------------------------------------------------------------
--------------------------------------------------------------------
Minority interest             7.1      (0.1)       6.8      (0.6)
--------------------------------------------------------------------
--------------------------------------------------------------------
Extraordinary loss on        (0.3)      0.0       (0.3)      0.0
                             -----      ---       -----      ---
early
    extinguishment of
debt, net of
    taxes
--------------------------------------------------------------------
--------------------------------------------------------------------
Net loss                    ($19.0)    ($7.9)    ($36.0)   ($21.0)
                            =======    ======    =======   =======
--------------------------------------------------------------------
--------------------------------------------------------------------
EBITDA                      ($0.2)      $3.4      $30.5     $37.2
                            ======      ====      =====     =====
-------------------------------------------------------------------
-------------------------------------------------------------------
Net loss per share          ($0.64)   ($0.32)    ($1.21)   ($0.87)
                            =======   =======    =======   =======
-------------------------------------------------------------------
-------------------------------------------------------------------
EBITDA per share            ($0.01)    $0.14      $1.03     $1.54
                            =======    =====      =====     =====




-------------------------------------------------------------------
-------------------------------------------------------------------
Weighted avg. number of
shares                       29.8       24.9      29.8      24.2
                             ====       ====      ====      ====





--------------------------------------------------------------------------
     ASCENT 4TH QUARTER/YEAR-END RESULTS
--------------------------------------------------------------------------
     FEBRUARY 19, 1997 -- PAGE 9





                       ASCENT ENTERTAINMENT GROUP, INC.
                             SELECTED FINANCIAL DATA
                     (in millions, except for rooms data)

----------------------------------------------------------------------------
                            Three Months Ended       Twelve Months Ended
----------------------------------------------------------------------------
----------------------------------------------------------------------------
                                 Dec. 31                   Dec. 31
                                 -------                   -------
----------------------------------------------------------------------------
----------------------------------------------------------------------------
                             1996        1995         1996         1995
----------------------------------------------------------------------------
----------------------------------------------------------------------------

----------------------------------------------------------------------------
----------------------------------------------------------------------------
REVENUES:
----------------------------------------------------------------------------
----------------------------------------------------------------------------
Multimedia Distribution     $61.0        $33.8       $168.0       $135.8
----------------------------------------------------------------------------
----------------------------------------------------------------------------
Entertainment                30.6        25.9         90.1         66.0
                             ----        ----         ----         ----
----------------------------------------------------------------------------
----------------------------------------------------------------------------
Total                       $91.6        $59.7       $258.1       $201.8
                            =====        =====       ======       ======
----------------------------------------------------------------------------
----------------------------------------------------------------------------

----------------------------------------------------------------------------
----------------------------------------------------------------------------
EBITDA:
----------------------------------------------------------------------------
----------------------------------------------------------------------------
Multimedia Distribution      $8.0        $13.6       $52.5        $48.3
----------------------------------------------------------------------------
----------------------------------------------------------------------------
Entertainment               (6.2)        (8.2)       (12.3)       (1.1)
----------------------------------------------------------------------------
----------------------------------------------------------------------------
General & Administrative    (2.0)        (2.0)       (9.7)        (10.0)
                            -----        -----       -----        ------
----------------------------------------------------------------------------
----------------------------------------------------------------------------
Total                       ($0.2)       $3.4        $30.5        $37.2
                            ======       ====        =====        =====
----------------------------------------------------------------------------
----------------------------------------------------------------------------

----------------------------------------------------------------------------
----------------------------------------------------------------------------
OPERATING INCOME (LOSS):
----------------------------------------------------------------------------
----------------------------------------------------------------------------
MultMedia Distribution     ($14.4)       $1.6        ($9.8)       ($8.0)
----------------------------------------------------------------------------
----------------------------------------------------------------------------
Entertainment               (9.3)       (11.2)       (24.8)       (9.4)
----------------------------------------------------------------------------
----------------------------------------------------------------------------
General & Administrative    (2.1)        (1.9)       (9.7)        (10.0)
                            -----        -----       -----        ------
----------------------------------------------------------------------------
----------------------------------------------------------------------------
Total                      ($25.8)      ($11.5)     ($44.3)      ($27.4)
                           =======      =======     =======      =======
----------------------------------------------------------------------------
----------------------------------------------------------------------------

----------------------------------------------------------------------------
----------------------------------------------------------------------------
Debt Outstanding                                     $197.5       $70.2
                                                     ======       =====
----------------------------------------------------------------------------
----------------------------------------------------------------------------

----------------------------------------------------------------------------
----------------------------------------------------------------------------
Guest - Pay Rooms:
----------------------------------------------------------------------------
----------------------------------------------------------------------------
On-Demand                                           710,000      361,000
----------------------------------------------------------------------------
----------------------------------------------------------------------------
Schedule only                                       208,000

----------------------------------------------------------------------------
----------------------------------------------------------------------------
Total                                               918,000      361,000
                                                    =======      =======
----------------------------------------------------------------------------